Exhibit 10 Merger Agreement

                                MERGER AGREEMENT
                                ----------------

           Merger Agreement, made this 30th day of May, 2003, between:

                          INTERNATIONAL WIRELESS, INC.
                           Woburn, Massachusetts 01801

                             a Maryland corporation

                                     ("IW")

                                       and

                                  SCANBUY, INC.
                            New York, New York 10018

                             a Delaware corporation

                                   ("Scanbuy")

WHEREAS;

A. IW, directly and through one or more subsidiaries, intends to engage in the development of Internet-enabled phones and PDAs, m-commerce as a commerce platform, and the development of higher speed advanced generation cellular network and the "Smart Phone" technology and proposes to integrate technologies that utilize barcode reading and barcode enabling applications;

B. Scanbuy is engaged in the development of software for barcode enabling technologies that link the physical world to the Internet using personal handheld barcode scanning devices;

C. The parties hereto deem it to be in the best interest of each of them that IW and Scanbuy merge utilizing 100 percent of the issued and outstanding capital stock of IW, a publicly traded company, and generally succeed to the business of the IW, all pursuant to such terms, provisions and conditions as the parties hereto shall agree.

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     NOW,  THEREFORE,  WITNESSETH,  that for and in  consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A. ASSIGNMENT AND TRANSFER
   -----------------------

     1. Assignment and Transfer of Stock.

          1.1 IW agrees to issue to Scanbuy Twenty Five Million Five Hundred Ninety Four Thousand Nine Hundred Sixty Five (25,594,965) shares of IW, which equals 100 percent of the issued and outstanding stock of IW, as of the signing date (collectively, the "Stock").

          1.2 The transfer of the Stock by IW shall take place at the time and in the manner hereinafter provided, and the assignment, transfer and delivery of the Stock by IW, shall take place on the "Closing Date" at the Closing as those terms are hereinafter defined, subject to the fulfillment of the conditions hereinafter provided.

     2. Merger Valuation.

          2.1 The aggregate value price of the Stock (the "Merger Price") shall be Two Million Three Thousand ($2,300,000) US Dollars.

B. REPRESENTATIONS AND WARRANTIES OF IW
   ------------------------------------

     IW hereby represents and warrants that (i) IW is a duly organized and validly existing corporation under the laws of the State of Maryland, (ii) the execution, delivery and performance of this Agreement by IW has been duly authorized by all necessary corporate action, (iii) this Agreement is a valid and legally binding obligation of IW enforceable in accordance with the terms hereof, (iv) no governmental authorization, approval, order, license, permit, franchise or consent and no registration or filing with any governmental authority is required in connection with the execution, delivery or performance of this Agreement by IW.

C. REPRESENTATIONS AND WARRANTIES OF SCANBUY
   -----------------------------------------

     Scanbuy hereby warrant and represent to IW that, as of the date hereof, the following statements are true and correct.

     1. Corporate Status.

          The Company is (a) duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business as a foreign corporation in each of the jurisdictions in which it operates and the character of the properties owned by Scanbuy or the nature of the business transacted by Scanbuy does not make qualification necessary in any other jurisdiction or jurisdictions.

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     2. Authority to Sell.

          Scanbuy has full right, power and authority to merge, sell, transfer and deliver the Stock and Intellectual Property owned or licensed by Scanbuy to IW in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     3. Financial Statements.

          At or prior to the date of this Agreement, Scanbuy has delivered to IW internal financial statements as of March 31, 2003, and said internal financial statements, including the related notes and explanatory notes, present fairly the financial position of Scanbuy at the date thereof and the results of its operations for the periods therein indicated, in conformity with generally accepted accounting principals applied on a basis consistent in each case with that of the preceding year.

     4. Period Since Most Recent Financials.

          From the date of the most recent reviewed internal balance sheet included in the Scanbuy's Financials, Scanbuy has:

          4.1 Not suffered any material adverse change in its financial condition, assets, liabilities or business.

          4.2 Not affirmatively waived, canceled or compromised any of its rights, debts or claims of substantial value.

          4.3 Not issued any additional shares of stock, rights or options to purchase or convert into such stock, or other securities.

          4.4 Not made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise, except as disclosed hereto.

          4.5 Not mortgaged, pledged or granted a lien or encumbrance on any of its Intellectual Properties or assets, except with respect to equipment purchased by the Company during such period.

          4.6 Not sold or transferred any of its assets, tangible or intangible, except motor vehicles and except inventory and other assets sold or disposed of in the ordinary and usual course of business.

          4.7 Not incurred any extraordinary losses, within the meaning of generally accepted accounting principles, and/or incurred or become liable for any obligations or liabilities except current liabilities, within the meaning of generally accepted accounting principles, incurred in the ordinary and usual course of business, or made any extraordinary expenditures, within the meaning of generally accepted accounting principles.

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          4.8  Not increased the rate of compensation for any of its officers or directors nor for any executive employees, except as may be in accord with past practices and in the usual and ordinary course of business of Scanbuy.

          4.9 To the best knowledge of Scanbuy, it not incurred any liabilities, contingent or otherwise, except those stated in the balance sheet of Scanbuy as of March 31, 2003, and current liabilities incurred in the ordinary and usual course of business since the date of the said balance sheet.

     5. Title to Technology.

          Scanbuy has good and marketable title to all of its assets, including the rights to the technology as evidenced by an executed Intellectual Property Agreement with Olivier Attia.

     6. Peaceable Possession of Assets.

          The ownership and possession of all of the assets of Scanbuy have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of Scanbuy; nor does Scanbuy know of any facts by reason of which the possession or title thereof by Scanbuy might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to Scanbuy.

     7. Regulatory Good Standing.

          Scanbuy has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to, the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, Scanbuy has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or to Scanbuy's knowledge threatened. The foregoing shall not be deemed to constitute a warranty or representation that Scanbuy has not heretofore or shall not hereafter suffer to be committed minor and unintentional violations of any governmental regulations of such nature as not to cause either suspension or revocation of Scanbuy's operating authority.

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     8.   Litigation.

          Scanbuy is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of Scanbuy, or materially interfere therewith, nor to the knowledge of Scanbuy is there any threatened or pending governmental investigation involving Scanbuy or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of Scanbuy; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect Scanbuy or any of Scanbuy's properties, businesses, operations, affairs or activities.

     9. Defaults.

          There are no material defaults on the part of Scanbuy under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, Intellectual Property or other agreements or undertaking to which Scanbuy is a party.

     10. Tax Returns.

          All returns for federal, state and other governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which Scanbuy, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of Scanbuy.

     11. Compliance with Law.

          All of the properties, assets and business operations of Scanbuy conform in material respects with all applicable ordinances, regulations, laws and statutes, including but not limited to building, zoning, safety, highway and other such laws, rules, regulations and ordinances.

     12. Infringements.

          Scanbuy, or its agents or assigns, has never been charged with infringement or violation of any adversely held Intellectual Property, patent, trademark, trade name, or copyright, with claims reading on operations of Scanbuy or on apparatus or methods employed by Scanbuy in effecting the same, which would materially adversely affect any operation of Scanbuy, nor is Scanbuy using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of Scanbuy except as a result of the acquisition of the business of such former employer.

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     13. Truth of Representation.

          No representation by Scanbuy made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

D. COVENANTS AND AGREEMENTS

     1. Inspection of Records By IW.

          During the period from the date hereof through the Closing Date as that term is hereinafter defined (the "Contract Period"), IW shall have the right and opportunity at its own expense to make such examination and investigation of Scanbuy's business, properties and affairs as IW may deem reasonably necessary or desirable for all purposes relating to this Agreement and to that end, throughout the Contract Period, Scanbuy will allow and grant IW, its officers, counsel, accountants, auditors and executive employees full, free and continuous access, during normal business hours and without interference with the conduct of Scanbuy's business, to all of the premises, properties, contracts, commitments, licenses, leases, books, papers, documents, instruments, books of account, minutes and other records of Scanbuy and will furnish and provide IW with all such financial and other statements and all such additional information and particulars in respect of the business, properties and affairs of Scanbuy as IW may, from time to time during the Contract Period, reasonably request or require.

     2. Inspection of Records By Scanbuy.

          During the period from the date hereof through the Closing Date as that term is hereinafter defined (the "Contract Period"), Scanbuy shall have the right and opportunity at its own expense to make such examination and investigation of IW's business, properties and affairs as Scanbuy may deem reasonably necessary or desirable for all purposes relating to this Agreement and to that end, throughout the Contract Period, IW will allow and grant Scanbuy, its officers, counsel, accountants, auditors and executive employees full, free and continuous access, during normal business hours and without interference with the conduct of IW's business, to all of the premises, properties, contracts, commitments, licenses, leases, books, papers, documents, instruments, books of account, minutes and other records of IW and will furnish and provide Scanbuy with all such financial and other statements and all such additional information and particulars in respect of the business, properties and affairs of IW as Scanbuy may, from time to time during the Contract Period, reasonably request or require.

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     3. Conduct of Business.

          During the period from the date hereof to the Closing Date as that term is hereinafter defined, the Parties shall:

          3.1 Conduct their business and operations solely in the usual, normal and ordinary course;

          3.2 Issue no additional shares of stock, options, calls or other rights to purchase such stock, or any other securities of any kind whatever;

          3.3 Make no distributions to its shareholders, as shareholders, of any of its assets or properties by way of dividends, purchase of shares, redemption or otherwise.

          3.4 Not transfer to any person, firm or corporation any customers, customer lists or customer accounts of Scanbuy;

          3.5 Make no increase of any kind in any salary, wages, bonus or compensation of any officer, employee, representative or agent of either Parties or pay any extra compensation of any kind whatever to any of such persons, except with respect to such increases in or additions to compensation as may be required to be paid in accordance with existing firm and binding contracts and commitments of Scanbuy and IW and except as may be in accordance with past practices and in the usual and ordinary course of business of Scanbuy;

          3.6  Not sell, transfer or dispose of any of the Stock;

          3.7 Not sell, transfer or dispose of any of its business, properties or assets, tangible or intangible, except for a full and fair consideration in the usual and ordinary course of business;

          3.8 Make no purchases or acquisitions of any real or personal property nor increase or decrease inventory, except in the usual and ordinary course of its business;

          3.9 Not subject any of its business, property or assets whatever, tangible or intangible, to any mortgage, lien, pledge, hypothecation or encumbrance in any manner except for a full and fair consideration in the usual and ordinary course of business;

          3.10 Not  borrow  any  money,   make  any  unusual  or   extraordinary
               expenditure or incur or become liable for any obligations or liabilities except current liabilities in the usual and ordinary course of its business;

          3.11 Not make any loans or advances or extend any credit except in the usual and ordinary course of its business.

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     4.   Publicity.

          All notices to third parties other than IW's and all other publicity concerning the transactions contemplated by this Agreement shall be planned and coordinated jointly by IW and Scanbuy.

     5. Warranties and Representations.

          Scanbuy will promptly furnish to IW copies of any and all financial statements of Scanbuy prepared by or for Scanbuy subsequent to the date hereof, and will promptly furnish to and advise IW of any and all material information, details, facts and circumstances concerning Scanbuy's financial condition, or business arising subsequent to the date of this Agreement by reason of which any changes, modifications, amendments, additions or deletions from any Schedule annexed hereto or any warranty, representation, covenant or condition recited herein would be necessary to render the same true and correct in material respects and not materially false or misleading, as of the date such information, details, facts and circumstances are furnished to IW.

E. CONDITIONS PRECEDENT TO CLOSING

     All obligations of IW under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:

     1. Effectiveness of Warranties.

          Each and every one of the warranties and representations of IW and Scanbuy as hereinbefore set forth in Paragraph C hereof, shall be true in all material respect at and as of the Closing Date as though such representations were made at and as of such time.

     2. Performance of Covenants.

          Each and every covenant herein made by IW and Scanbuy, as set forth in Paragraph D, which are to be performed in all material respect at or prior to the Closing Date, shall have been duly performed by such times.

     3. Employment Agreements.

          To be agreed upon by both parties prior to Closing Date.

     4. Non-Compete Agreements.

          Employees and consultants will sign a new non-compete agreement satisfactory to IW, the merged entity.

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     5. Corporate Action.

          Prior to the Closing Date, the Board of Directors of IW, the merged entity, shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.

     6. Termination.

          In the event any of the foregoing conditions shall not be fulfilled prior to the Closing, unless caused by any action or failure to act on the part of IW, IW shall have the right to terminate the Agreement by notice thereof in writing to Scanbuy, and the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder, one against the other, except for the obligation of IW under Section H hereof which shall survive a termination of this Agreement.

G. CLOSING

     1. Time and Place.

          The closing under this Agreement (the "Closing") shall take place at the office of the Scanbuy on May 30th, 2003 and all deliveries hereunder at such other date as shall be agreed upon by all the parties ("the Closing Date").

     2.   The Merger

          Upon the terms, and subject to the conditions set forth in this Agreement, and in accordance with the laws of the State of Maryland, at the Closing Date of the Merger (as defined in Section 1) Scanbuy shall be merged with and into IW. Following the Effective Time of the Merger, the separate corporate existence of Scanbuy shall cease and IW shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Scanbuy in accordance with the law.

          Subject to the provisions of this Agreement, IW shall duly prepare, execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of Maryland in accordance with the laws of the State of Maryland. The Merger shall become effective upon the filing of the Certificate of Merger. The time when the Merger shall become effective is hereinafter referred to as the "Effective Time".

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     3. Delivery of Documents.

          At the Closing Date, Scanbuy will deliver to IW the following documents:

          3.1 A written opinion, dated on the Closing Date, of counsel representing Scanbuy, to the effect that Scanbuy has been duly incorporated and is on the Closing Date validly existing as a corporation in good standing under the laws of the state of its incorporation; that Scanbuy is duly qualified or licensed as a foreign corporation in all other states in which it does business; that the shares of capital stock and Intellectual Property delivered by Scanbuy to IW at the closing have been validly issued and are outstanding, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock and licensed Intellectual Property of Scanbuy; that such counsel knows of no litigation, proceeding or investigation pending or threatened against Scanbuy which might result in any material adverse change in the business, properties or financial condition of Scanbuy or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, other than as represented elsewhere in this Agreement; and that to the knowledge of such counsel the sale, transfer, assignment and delivery by Scanbuy to IW of the Stock pursuant to this Agreement will vest in IW all rights, title and interest in and to such Stock free and clear of all liens, encumbrances, and equities.

          3.2 Such additional copies or duplicate originals of the above described documents and such other documents, undertakings and assurances as IW shall reasonably require, all of which documents, undertakings and assurances shall be delivered to IW sufficiently in advance of the Closing Date, as IW shall reasonably require, so as to permit adequate inspection and examination thereof, all of which documents, undertakings and assurances shall be in form satisfactory to counsel to IW.

H. CONFIDENTIALITY

     All information and documentation provided or to be provided by Scanbuy to IW in connection with this Agreement and the transactions contemplated hereby has been and shall be provided in the strictest confidence. Pending the Closing, IW covenants and agrees not to use any of such information or documentation in or for the benefit of any business engaged in directly or indirectly by IW and not to furnish or disclose any of such information or documentation to any person or company. If the transactions contemplated by this Agreement are not consummated, IW covenants and agrees to return all such information and documentation to Scanbuy and not retain any copies thereof, and IW further covenants and agrees to maintain the confidentiality of such information and documentation and to neither use any of it in or for the benefit of any business engaged in directly or indirectly by the IW nor furnish or disclose any of it to any person or company.

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I.   GENERAL PROVISIONS

     1. Survival of Representations, Warranties and Covenants.

          Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall not be deemed to be continuing and shall not survive the consummation of the transactions contemplated by this Agreement.

     2. Diligence.

          The parties hereto agree that each shall with reasonable diligence proceed to take all action, which may be reasonably required to consummate the transaction herein contemplated.

     3. Waivers.

          Each party hereto may:

          3.1 Extend the time for performance of any of the obligations of the other party;

          3.2 Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

          3.3  Waive  in  writing  the  failure  of  performance  of  any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

     4. Non-Waiver.

          The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

     5. Further Assurances.

          Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

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     6. Entire Agreement.

          This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

     7. Governing Law.

          Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Massachusetts applicable to contracts made and to be performed in the State of Massachusetts, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

     8. Benefit and Assignability.

          This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

     9. Approval of Counsel.

          The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to IW and Scanbuy.

     10. Costs.

          The  merged   entity   shall  bear  all  costs  and  expenses  of  the
     transaction.

     11. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     12. Notices.

          Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

                                       12
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     13.  Headings.

          The headings in this Agreement are intended  solely for convenience of
     reference   and  shall  be  given  no  effect   in  the   construction   or
     interpretation of this Agreement.

     14. Further Action.

          Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

     IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

                                             INTERNATIONAL WIRELESS, INC.

                                             By: /s/ Michael Dewar
                                                --------------------------------
                                                Michael Dewar - COO and Director

                                             Witness: /s/ Pat Scorzelli
                                                     ---------------------------
                                                     Pat Scorzelli

                                             SCANBUY

                                             By: /s/ Olivier Attia
                                                --------------------------------
                                                Olivier Attia, CEO and President

                                             Witness: /s/ Didier Frantz
                                                     ---------------------------
                                                     Didier Frantz


                                       13
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                                   SCHEDULE A

                                 (Paragraph C5)

                          INTELECTUAL PROPERTY LICENSE

                                      With

                                  OLIVIER ATTIA


                                       14
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